UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): October 16, 2005

BIO-LOGIC SYSTEMS CORP.

(Exact name of registrant as specified in its charter)

Delaware	0-12240	36-3025678
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Bio-logic Plaza, Mundelein, IL	60060
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (847) 949-5200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

As of October 16, 2005, Bio-logic Systems Corp. (the “Company”), Natus Medical Incorporated (“Parent”) and Summer Acquisition Corporation, a wholly-owned subsidiary of Parent (“Merger Sub”), entered an Agreement and Plan of Merger (the “Merger Agreement”), a copy of which is attached to this Current Report on Form 8-K as Exhibit 10.1, pursuant to which Merger Sub is to merge with and into the Company (the “Merger”), with the Company surviving the Merger and becoming a wholly-owned subsidiary of Parent. Directors (including directors who are executive officers), and certain related stockholders, of the Company have entered into voting agreements with Parent and the Company, the form of which is attached to this Current Report on Form 8-K as Exhibit 10.2 (the “Voting Agreements”), pursuant to which they have agreed to vote their shares of the Company’s common stock in favor of the Merger.

Pursuant to the Merger Agreement, each outstanding share of the Company’s common stock (other than shares held directly or indirectly by Parent) will convert into the right to receive $8.77 in cash. Each outstanding option to acquire the Company’s common stock will be cancelled, with the holder of the option receiving, for each share covered by the option, an amount equal to the excess (if any) of $8.77 over the exercise price per share of the option. The Merger is conditioned upon, among other things, approval by the Company’s stockholders and other customary conditions. The Company currently expects that the Merger will be consummated in early January 2006.

The foregoing description of the Merger Agreement, the Merger, and the Voting Agreements does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement and the form of Voting Agreement, copies of which are attached to this Current Report on Form 8-K as Exhibits 10.1 and 10.2, respectively.

On October 17, 2005, the Company and Parent issued a joint press release relating to the Merger, a copy of which is attached hereto as Exhibit 99.1. The information contained in the press release is incorporated herein by reference.

The Company intends to file with the Securities and Exchange Commission (the “SEC”) a proxy statement and other relevant materials in connection with the Merger. The proxy statement will be sent to the stockholders of the Company. Before making any voting or investment decision with respect to the Merger, investors and stockholders of the Company are urged to read the proxy statement and any other relevant materials filed with the SEC, when they become available, because they will contain important information about the Merger. The proxy statement and other relevant materials (when they become available), and any other documents filed by the Company with the SEC, may be obtained free of charge at the SEC’s web site at <www.sec.gov>. In addition, investors and stockholders of the Company may obtain free copies of the documents filed with the SEC by contacting the Company at 847-949-5200. You may also read and copy any reports, statements and other information filed by the Company at the SEC’s public reference room at 100 F Street, NE, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room.

The Company and Parent and their respective executive officers and directors may be deemed to be participants in the solicitation of proxies from the Company’s stockholders in favor of the merger. Certain executive officers and directors of the Company have interests in the merger, including retention bonuses, severance arrangements and their ownership of the Company’s common stock and options to acquire common stock (including acceleration of restricted stock and options), and their interests will be described in the proxy statement when it becomes available.

Item 9.01	Financial Statements and Exhibits.

(c) Exhibits:

10.1	Agreement and Plan of Merger, dated as of October 16, 2005, by and among Bio-logic Systems Corp., Natus Medical Incorporated and Summer Acquisition Corporation.*

10.2	Form of Voting Agreement entered into by and between Natus Medical Incorporated and certain stockholders of the Company.

99.1	Joint Press Release issued by Bio-logic Systems Corp. and Natus Medical Incorporated on October 17, 2005.

*	Schedules to the Agreement and Plan of Merger have been omitted but will be provided supplementally to the Securities and Exchange Commission upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 17, 2005

BIO-LOGIC SYSTEMS CORP.

By:	/S/ RODERICK G. JOHNSON
Roderick G. Johnson
President and Chief Operating Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Agreement and Plan of Merger, dated as of October 16, 2005, by and among Bio-logic Systems Corp., Natus Medical Incorporated and Summer Acquisition Corporation.

10.2	Form of Voting Agreement entered into by and between Natus Medical Incorporated and certain stockholders of the Company.

99.1	Joint Press Release issued by Bio-logic Systems Corp. and Natus Medical Incorporated on October 17, 2005.